Exhibit 10.2

Convertible Loan Agreement

This Convertible Loan Agreement (the “Financing Agreement”) is entered into as of June 5, 2025 by and among Steakholder Foods Ltd., a Company incorporated under the laws of the State of Israel (the “Company”) and D.B.W. Holdings (2005) Ltd. (“Lender”).

WHEREAS; the Company is a public company whose securities are listed for trading on the Nasdaq Capital Market (the “Nasdaq”); and

WHEREAS; the Company is contemplating the grant of a convertible loan in the principal amount of US$1,740,000 to Twine Solutions Ltd. (the “Twine CLA” and “Twine”, respectively) and is also contemplating a transaction whereby it will acquire the entire outstanding share capital of Twine, subject to certain conditions and approvals (the “Acquisition Transaction”); and

WHEREAS; prior to the consummation of such loan to Twine, the Company requires an infusion of funds; and

WHEREAS; in addition to the financing pursuant to this Financing Agreement, the Company is contemplating raising an additional amount of US$870,000 through an equity investment (the “Additional Financing”); and

WHEREAS; Lender agrees to provide the Company with a convertible loan towards a completion of the Twine CLA on the terms and conditions set forth in this Financing Agreement;

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.	Preamble

1.1.	The preamble to this Financing Agreement constitutes an integral part hereof.

1.2.	The headings of the sections and subsections of this Financing Agreement are for convenience of reference only and shall not to be considered in construing this Financing Agreement.

2.	The Financing Amount

2.1.	Subject to the terms and conditions of this Financing Agreement, at the Closing (as defined below), Lender shall provide the Company with a convertible loan in the amount of US $870,000 (the “Principal Amount”). At the Closing Date (as defined below), Lender shall transfer directly to the Company, or at the Company’s sole discretion, to Twine, the Principal Amount in USD, by wire transfer in accordance with the wiring instructions to be provided by the receipient. If the Company nominates Twine as the direct recipient, such transfer will be deemed to be a transfer to the Company and a simultaneous transfer from the Company to Twine.

2.2.	The Principal Amount shall bear annual interest at the rate of 8% (the “Interest”), calculated on the basis of a 365-day year, which shall begin to accrue on the date of the actual payment of the Principal Amount (the Principal Amount together with the accrued Interest thereon shall be referred to as the “Loan Amount”).

2.3.	The maturity date for repayment of the Loan Amount shall be May 30, 2027 (the “Maturity Date”).

3.	Closing

The closing of the funding of the Principal Amount (the “Closing”) shall take place no later than June 9, 2025, or at such other date approved in writing by the Company and Lender, subject to the Conditions to Closing set forth in Section 4 below (the “Closing Date”).

4.	Conditions to Closing

The obligation of the Company and the Lender to consummate the Closing is subject to the satisfaction, at or prior to the applicable Closing Date, of each of the following conditions, which conditions shall be deemed to be satisfied simultaneously and no condition shall be deemed to have been completed or any document delivered until all such conditions have been completed and all required documents delivered (unless otherwise waived by the Company and the Lender):

4.1.	The Lender shall have received a duly executed resolution of the Company’s Board of Directors (the “Board”), approving the execution, delivery and performance by the Company of this Financing Agreement and the Additional Financing;

4.2.	The Company shall have received a duly executed resolution of general meeting of the shareholders of Twine approving the execution, delivery and performance by Twine of the Twine CLA.

4.3.	The Company has executed definitive agreements for the provision of the entire Additional Financing, which shall be contingent only upon the execution of this Financing Agreement and the conditions set forth in this Section 4;

4.4.	The Company has executed the Twine CLA;

4.5.	The representations and warranties made by the Company and the Lender herein and pursuant hereto shall have been true and correct in all respect when made and shall be true and correct in all respect at the Closing Date with the same force and effect as if they had been made at and as of the Closing Date; and

4.6.	The Company and the Lender shall have performed and complied with all obligations required by this Financing Agreement to be performed or complied with by it prior to or at the Closing Date.

5.	Repayment

5.1.	If not converted or repaid earlier in accordance with this Financing Agreement, the Loan Amount hereunder shall mature and be repaid in full on the Maturity Date, or, if the Acquisition Transaction does not take place by such time, on any previous date at the discretion of the Company.

6.	Conversion

In this Financing Agreement, the term “Conversion Shares” means American Depository Shares issued pursuant to the Deposit Agreement, dated March 16, 2021, among the Company, the Bank of New York Mellon as depositary and owners and holders of American Depository Shares, each representing five hundred ordinary shares of the Company (the “ADSs”) identical to the ADS’s registered on the Closing Date for trading on Nasdaq, or any other securities into which such ADS’s have been converted into or exchanged for prior to the Conversion Date (as defined below).

Automatic Conversion upon Closing of Acquisition Transaction.

6.1.	Unless the outstanding Loan Amount owed hereunder has previously been repaid as per the provisions hereof, in the event of consummation by the Company of the Acquisition Transaction of Twine (whether in one transaction or in a series of related transactions) prior to August 30, 2025, unless extended by up to thirty (30) days by written notice to Company from Lender (the “Target Date”), then three (3) business days following the closing of the Acquisition Transaction (the “Conversion Date”), the outstanding Loan Amount shall be automatically and without further action converted into Conversion Shares, at a conversion price of US$7.00 per Conversion Share (subject to adjustments as set forth below) (the “Conversion Price”).

6.2.	In the event that the Acquisition Transaction is achieved through a series of related closings, then, the outstanding Loan Amount shall be converted as aforesaid only after the Acquisition Transaction has been completed.

6.3.	It is clarified that unless agreed otherwise in writing by the parties hereto, if the Acquisition Transaction is not consummated by the Target Date, then the Loan Amount shall not be converted and shall become due and payable on the Maturity Date.

6.4.	Adjustments

The number and kind of Conversion Shares and the Conversion Price shall be subject to adjustment from time to time as follows:

6.4.1.	Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof but prior to the Conversion Date subdivide its ADS’s, by split-up or otherwise, or combine its ADS’s, or issue additional ADS’s or other class of shares as a dividend with respect to any of its ADS’s, the number of Conversion Shares shall forthwith be proportionately increased in the case of a subdivision or share dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Conversion Price, but the aggregate Conversion Price payable for the total number of Conversion Shares (as adjusted) shall remain the same. Any adjustment under this Section 6.4.1 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

6.4.2.	Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the share capital of the Company (other than as a result of a subdivision, combination or share dividend provided for in Section 6.4.1 above) then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Lender, so that the Lender shall have the right to receive upon Conversion such kind and amount of shares and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were to be received by the Lender upon Conversion immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Lender so that the provisions hereof shall thereafter be applicable with respect to any shares or other securities or property deliverable upon Conversion hereof, and appropriate adjustments shall be made to the Conversion Price, provided the aggregate Conversion Price shall remain the same.

6.4.3.	Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares issuable upon conversion of the Loan Amount, or in the Conversion Price, the Company shall notify the Lender of such event and of the number of ADS’s or other securities or property thereafter issuable upon conversion not less than 7 business days prior to the effective date of such event or as required by law.

7.	Mechanics of Conversion

7.1.	Issuance; Share Certificate. Immediately upon any conversion of amounts owed under this Financing Agreement, the Company shall (i) issue to Lender the applicable number and type of Conversion Shares to which Lender is entitled, (ii) issue and deliver to Lender, a certificate representing the number and type of Conversion Shares to which Lender shall be entitled (bearing such legends as are required under applicable law), and (iii) make all filings and registrations required under applicable laws with respect to the issuance of the Conversion Shares.

7.2.	No Fractional Shares. No fractional shares shall be issued to the Lender upon any conversion under this Financing Agreement, and any such fraction shall be rounded to the nearest whole number.

7.3.	Due Issuance. The Conversion Shares issued upon any conversion of amounts owed under this Financing Agreement, shall be duly authorized, validly issued, fully-paid, non-assessable and free and clear of, and not subject to any, pre-emptive rights or similar rights, pledges, liens, mortgages, charges, security interests, claims, encumbrances or any other third party rights of any kind whatsoever, other than such restrictions that may apply to all shares of the same class of shares as the Conversion Shares by reason of the Company’s corporate documents or restrictions under applicable securities laws.

8.	Effect of Conversion or Repayment

The conversion or repayment of the outstanding Loan Amount, as applicable, pursuant to the terms of this Financing Agreement shall constitute payment in full of such amount for purposes of this Financing Agreement.

9.	Events of Default

Notwithstanding anything to the contrary herein, unless waived or otherwise directed in writing by the Lender, if the Loan Amount has not been converted, or otherwise repaid prior to the occurrence of an Event of Default (as defined below), the outstanding Loan Amount will, immediately and without notice, become due and payable in cash upon the occurrence of the earlier of the following events (each, an “Event of Default”):

9.1.	The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect (collectively “Bankruptcy Laws”), or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing, without dismissal for a period of fifteen (15) days.

9.2.	The appointment of a temporary or permanent receiver, liquidator, trustee or similar official over the whole or any part or the Company’s assets, and such appointment is not dismissed within fifteen (15) days.

9.3.	The commencement by Company of negotiations with its creditors for the purpose of entering into a scheme or arrangement with them.

9.4.	Any involuntary petition or proceeding under any bankruptcy laws is instituted against the Company, which have not been terminated within fifteen (15) days thereafter.

9.5.	The Company adopts a resolution for discontinuance of its business or for dissolution, winding up or liquidation.

9.6.	The Company admits that it is generally unable to pay its debts as they become due.

9.7.	The Company ceases substantially all of its operations or becomes insolvent.

9.8.	Subject to the other provisions of this Section 9, the Company has committed a material breach of or has failed to perform any of the material terms and conditions or material covenants contained in, this Financing Agreement or the Additional Financing and does not cure such breach or failure to perform within 14 days after receipt of a written notice thereof from the Lender.

The Company shall notify the Lender in writing upon becoming aware of the occurrence of any Event of Default and will set forth the details of such Event of Default.

Upon an Event of Default, the Lender shall have all remedies and rights available under this Financing Agreement and any law and equity.

10.	Transfer Restrictions

10.1.	The Conversion Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Conversion Shares other than pursuant to an effective registration statement or Rule 144 (“Rule 144”) promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to the Company or to an affiliate of the Lender or in connection with a pledge as contemplated in Section 10.1(a), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Conversion Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Financing Agreement and shall have the rights and obligations of the Lender under this Financing Agreement. The Lender will not, during the period commencing on the date of issuance of the Conversion Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Conversion Shares in the United States, or to a U.S. Person (as defined in Regulation S under the Securities Act for the account or benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S. The Lender has not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

Lender agrees to the imprinting of a legend on the Conversion Shares, so long as required by this Section 10.1, in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER, IF NOT A U.S. PERSON: (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THESE SHARES IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THESE SHARES EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (C) INSIDE THE UNITED STATES, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) INSIDE THE UNITED STATES, TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THESE SHARES IN THE FORM SATISFACTORY TO THE COMPANY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY), (E) OUTSIDE THE UNITED STATES, IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULES 904 AND 905 UNDER THE ACT, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE); AND (3) AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THESE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THESE SHARES PURSUANT TO CLAUSES (2)(C), (D), (E) OR (F) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS ‘OFFSHORE TRANSACTION’, ‘UNITED STATES’, AND ‘U.S. PERSON’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

(a) The Lender will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Conversion Shares only pursuant to registration under the Securities Act or an available exemption therefrom and in accordance with all applicable state and foreign securities laws. Without limiting the foregoing, the Lender will not, in connection with its resale of the Conversion Shares, make any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The Lender agrees that, in connection with its resale of the Conversion Shares, it will provide to the persons who purchase Conversion Shares no information regarding the Company that is not contained in the Commission filings, the Company’s website, or written materials approved in advance in writing by the Company.

(b) Upon the request of the Lender, certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 10.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information, including under Rule 144(i) if applicable, required under Rule 144 as to such Conversion Shares and without volume or manner of sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel, at the expense of the Company, to issue a legal opinion to the transfer agent or the Lender promptly if required by the transfer agent to effect the removal of the legend hereunder, or if requested by the Lender, respectively. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), the Company will, no later than two (2) trading days following the delivery by a Lender to the Company or the transfer agent of a certificate representing Conversion Shares, issued with a restrictive legend, deliver or cause to be delivered to such Lender a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 10. Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the Lender by crediting the account of the Lender’s prime broker as directed by such Lender.

11.	Company Representations, Warranties and Covenants

The Company represents and warrants to the Lender as of the date hereof and as of the Closing as follows, and acknowledges that the Lender is entering into this Financing Agreement in reliance upon such representations and warranties:

11.1.	Organization. The Company is a company duly organized and validly existing under the laws of the State of Israel and has full corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted. The Company is not in violation nor default of any of the provisions of its respective memorandum of association, articles of association, certificate or articles of incorporation, bylaws, operating agreement, or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any transaction document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any transaction document (any of (i), (ii) or (iii), a “Material Adverse Effect”); provided that a change in market price or trading volume of the ordinary shares and/or ADSs alone shall not be deemed, in and of itself, to constitute a Material Adverse Effect. No proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

11.2.	Authorization. The Company has all requisite corporate power and authority to enter into this Financing Agreement, to consummate the transactions contemplated thereby and perform its obligations contemplated thereby, including without limitation the issuance of the Conversion Shares upon conversion of the Loan Amount hereunder). All corporate action on the part of the Company, its shareholders and directors necessary for the authorization, execution, delivery, and performance of all of the Company’s obligations under this Financing Agreement, has been taken or will be taken prior to or at Closing. This Financing Agreement constitutes, when executed and delivered by or on behalf of the Company, shall be duly and validly authorized, and shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Filing, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Financing Agreement, other than: (i) such filings as are required to be made under applicable state securities laws, if any and (ii) filings required by the Israeli Registrar of Companies. Company has full power and authority to execute, deliver and perform this Financing Agreement. This Financing Agreement has been duly authorized by all necessary action on the part of Company and does not require the consent or approval of any third person or entity, including any government agency. This Financing Agreement constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms. The execution, delivery and performance by Company of this Financing Agreement, and the carrying out of the transactions provided for in this Financing Agreement, do not and will not: (a) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company; or (b) conflict any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which the Company is a party.

11.3.	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (“US GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by US GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

11.4.	Listing and Maintenance Requirements. The Ordinary Shares and ADSs are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares and/or ADSs under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Ordinary Shares and ADSs are or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company acknowledges and agrees that the representations contained in this Section 11.5 shall not modify, amend or affect Lender’s right to rely on the Company’s representations and warranties contained in this Financing Agreement or any other document or instrument executed and/or delivered in connection with this Financing Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect short sales or similar transactions in the future. Except for such matters which are beyond the Company’s control, which the Company is not currently aware of any, to the best of the Company’s knowledge, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. “Trading Market” means any of the following markets or exchanges on which ADSs are listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

11.5.	Reservation of Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of ordinary shares and ADSs for the purpose of enabling the Company to deliver Conversion Shares according to this Financing Agreement.

11.6.	No Breach. Neither the execution and delivery of this Financing Agreement nor compliance by the Company with the terms and provisions hereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) the Company’s Articles of Association or other corporate instruments of the Company, (ii) any agreement, contract, lease, license or commitment to which the Company is a party or to which it is subject, where such default would reasonably have a material adverse effect on the Company, or (iii) applicable law. The execution and delivery of this Financing Agreement nor compliance by the Company with the terms and provisions hereof will not (a) give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph, or to any of the properties of the Company, or (b) otherwise require the consent or approval of any person, which consent or approval has not heretofore been obtained or shall be obtained prior to the Closing.

11.7.	Compliance with Other Instruments. The Company is not in default (a) under its Articles of Association or other corporate instruments of the Company, or (b) under any agreement, note, indenture, mortgage or other instrument, to which the Company is a party or by which it or any of its property is bound or affected, where such default would reasonably have a material adverse effect on the Company, or (b) under any law, statute, ordinance or regulation. The Company is not aware of any default by any third party under any agreement, contract, instrument or document to which the Company is a party or by which it or any of its property is bound or affected.

11.8.	[Reserved].

11.9.	Taxes. The Company has timely paid, or has made adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies owing by it to any taxing authority. The Company has duly filed all required declarations, returns, reports and filings with respect to all taxes, including, but not limited to, all withholding taxes, corporate, business, profit, value added and social charges, duties, imposts and other governmental charges. All tax returns and reports are correct and accurate in all material respects and to the Company’s knowledge, are not the subject of any dispute with the tax authorities. To the Company’s knowledge, the Company is not in default with respect to such returns and reports and is not delinquent in the payment of any such taxes. Without derogating from the above and to the Company’s knowledge, to date, the tax authorities have not carried out an audit of the Company’s tax returns.

11.10.	Ownership of Assets. The Company owns or holds under lease or otherwise has a sufficient right to use, all assets and properties material to the conduct of its business as currently being conducted. All assets and properties owned by the Company is so owned free and clear of all mortgages, liens, security interests, charges, encumbrances or other third party’s rights.

11.11.	Litigation. Except as set forth in Exhibit A, no action, suit, proceeding or governmental inquiry or investigation is pending or to the Company’s knowledge, threatened, whether orally or in writing, against the Company or against any of their officers, directors or employees (in their capacity as such), including claims on which the Company may be vicariously liable, before any court, arbitration board or tribunal or administrative or other governmental agency, nor is the Company aware of any fact which may serve as a basis for any such proceedings; and there is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

11.12.	Accuracy of representations. This Financing Agreement and the exhibits hereto, do not contain any untrue statement of a material fact.

11.13.	Use of Proceeds. The Loan Amount, as well as the Additional Financing, shall be used exclusively to immediately fund the Twine CLA, and in no event shall the Loan Amount or the Additional Financing be used for repayment or satisfaction of any loan, debt or indebtedness to the Company’s shareholders or any other interested parties.

11.14.	Registration Statement. As soon as practicable (and in any event within 90 calendar days of this Financing Agreement), the Company shall file a registration statement providing for the resale by the Lender of the Conversion Shares. The Company shall use commercially reasonable efforts to cause such registration statement to become effective within three trading days after the Company or its counsel has been advised that the staff of the Commission has “no review” or no further comments and to keep such registration statement effective at all times until the Lender no longer owns any Conversion Shares. The Lender shall notify the Company promptly, but in any case within 14 days, once it no longer owns any Conversion Shares. In any event under this Section 11.14, the effectiveness date (i.e., the date on which the SEC declares the registration statement covering the resale of the Lender’s Conversion Shares effective) shall be no later than August 31, 2025 (the “Effectiveness Date”). In the event that the registration statement is not (i) filed by the aforesaid deadlines, then, in addition to any other rights the Lender may have hereunder or under applicable law, on the applicable deadline, and on each monthly anniversary of such deadline until the registration statement is filed, the Company shall pay to the Lender an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate market value of the Underlying Shares. If the Company fails to pay any partial liquidated damages pursuant to this Section 11.15 in full within seven days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Lender, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the registration statement being filed.

Notwithstanding the aforementioned in this Section 11.14, if the Company completes the Acquisition Transaction before the Effectiveness Date, the Company shall be entitled to postpone the Effectiveness date by up to additional 60 days.

11.15.	Confidentiality. The Company shall not publicly disclose the name of the Lender, or include the name of the Lender in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Lender, except as required by federal securities laws, law or Trading Market regulations, in which case the Company shall provide the Lender with prior written notice of such disclosure.

12.	Representation and Warranties of Lender.

Lender represents and warrants to the Company as follows, and acknowledges that the Company is entering into this Financing Agreement on such representations and warranties:

12.1.	Authorization; Organization. The Lender is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it has been incorporated. It has the full power and authority to execute this Financing Agreement and to consummate the transactions contemplated hereby to be consummated by the Lender. This Financing Agreement has been duly executed by the Lender, and this Financing Agreement constitutes the valid and binding obligation of the Lender, enforceable against it in accordance with its respective terms. The execution, delivery and performance of the obligations of such Lender hereunder have been duly authorized by all necessary corporate action (if applicable), prior to the date hereof. This Financing Agreement when executed and delivered by Lender, shall constitute valid and legally binding obligations of the Lender, enforceable against the Lender in accordance with its terms.

12.2.	No Conflict; Consents. The execution, delivery and performance by the Lender of this Financing Agreement and the consummation of the transactions contemplated by this Financing Agreement do not and will not (a) result in any conflict with, or a breach or violation, with or without the passage of time and giving of notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) under: (i) the governing documents of the Lender; (ii) any judgment, injunction, order, writ, decree or ruling of any court or governmental authority, domestic or foreign, to which the Lender is subject; (iii) any material contract or agreement, lease, license or commitment to which the Lender is a party or by which it is bound; (iv) any applicable law; or (b) require the consent, approval or authorization of, registration, qualification or filing with, or notice to any person or any federal, state, local or foreign governmental authority or regulatory authority or agency, on the part of the Lender, which has not heretofore been obtained or made or will be obtained or made prior to the Closing.

12.3.	Purchase for Own Account. The Conversion Shares will be acquired by Lender for investment for the Lender’s own account and not with a view to the distribution or resale thereof.

12.4.	Understanding or Arrangements. Upon Conversion, the Lender will acquire the Conversion Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Conversion Shares (this representation and warranty not limiting such Lender’s right to sell the Conversion Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Lender is acquiring the Conversion Shares hereunder in the ordinary course of its business. Such Lender understands that the Conversion Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Conversion Shares as principal for his, her or its own account and not with a view to or for distributing or reselling such Conversion Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Conversion Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Conversion Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Lender’s right to sell such Conversion Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

12.5.	Experience of the Lender. The Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks in the provision of the Additional Financing, and has so evaluated the merits and risks of such investment. The Lender is able to bear the economic risk in the provision of the Additional Financing and, at the present time, is able to afford a complete loss of such investment.

12.6.	Access to Information. The Lender acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Additional Financing and the merits and risks of such investment; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the provision of the Additional Financing.

12.7.	Lender Status. When the Lender receives the Conversion Shares, it was, and as of the date hereof, is not a U.S. Person; and is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, Lender understands that the statutory basis for the exemption claimed for the sale of the Conversion Shares would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

12.8.	Regulation S. The Lender (i) acknowledges that the certificate(s) representing or evidencing the Conversion Shares shall contain a customary restrictive legend restricting the offer, sale or transfer of any Conversion Shares except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by the Company of the Conversion Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, including compliance with the “offering restrictions” requirements under Regulation S, if applicable, (iii) represents that the offer to purchase the Conversion Shares was made by the Company outside of the United States, and the Company was, at the time of the offer and will be, at the time of the sale and is now, outside the United States, (iv) has not engaged in or directed any unsolicited offers to purchase the Shares in the United States or to U.S. citizens, (v) is neither a U.S. Person nor a Distributor (as such terms are defined in Rule 902(k) and 902(d), respectively, of Regulation S), and (vii) has not pre-arranged any sale with a purchaser in the United States.

12.9.	Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Lender has not, nor has any person acting on behalf of or pursuant to any understanding with the Lender, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that the Lender first received a term sheet (written or oral) from the Company or any other person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case the Lender that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Lender’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Lender’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Conversion Shares covered by this Financing Agreement. Other than to other persons party to this Financing Agreement or to the Lender’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, the Lender has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, it shall be clarified that the Lender shall not have any duty of confidentiality, except as required by applicable laws and regulations.

13.	General

13.1.	This Financing Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and the preamble hereto constitutes an integral part hereof. Any term of this Financing Agreement may be amended or waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and Lender.

13.2.	This Financing Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

13.3.	No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Financing Agreement, shall be deemed a waiver of any other breach or default thereto or thereafter occurring.

13.4.	The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto, and not to the benefit of any other party. None of the rights, privileges, or obligations set forth in, arising under, or created by this Financing Agreement may be assigned or transferred by any party without the prior consent in writing of the other party other than assignment or transfer by Lender to any of its affiliates or shareholders.

13.5.	This Financing Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Financing Agreement shall be resolved in the competent court situated in Tel Aviv, Israel, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

13.6.	Each party hereto shall bear all costs and expenses incurred by it in connection with the negotiation, execution, delivery and performance of this Financing Agreement.

13.7.	Any delay on the part of any party in exercising any rights hereunder will not operate as a waiver of such rights by such party. A party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by such party.

13.8.	All notices or other communications hereunder shall be in writing and shall be given by personal delivery, facsimile, e–mail, overnight courier service, or by registered or certified mail (postage prepaid and return receipt requested) addressed as follows (or at such other address as a party may designate by notice to the other parties):

If to Lender - at Lender’s principal office at:

If to the Company - at Company’s principal office at: 5 David Fikes St., Rehovot Israel

PO Box 4061, Ness Ziona Israel 7414001

Email:

(or at such other address as a party may designate by notice to the other parties). Notice sent pursuant to or required by this Financing Agreement shall be deemed given (i) in the case of personal delivery, on the date of such delivery or refusal to receive, (ii) in the case of e-mail, with confirmation of receipt, (iii) in the case of overnight air courier, on the next business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

13.10.	Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Financing Agreement and the intentions of the parties as reflected thereby.

[Signatures to Follow]

IN WITNESS WHEREOF, each of the parties have caused this Convertible Loan Agreement to be executed as of the day and year first written above.

THE COMPANY:

Steakholder Foods Ltd.

By:	/s/ Arik Kaufman
Name:	Arik Kaufman
Title:	CEO

THE LENDER:

D.B.W. Holdings (2005) Ltd.

By:	/s/ David Wiessman
Name:	David Wiessman
Title:	Director

(Signature Page to Convertible Loan Agreement June 2025)